UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

SCHEDULE 14A
(RULE 14a-101)

__________________________

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Medley Capital Corporation

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MEDLEY CAPITAL CORPORATION
280 Park Avenue, 6th Floor East
New York, New York 10017
(212) 759-0777

May 28, 2020

Dear Stockholder:

You are cordially invited to participate in the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) to be held on Tuesday, June 30, 2020 at 11:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.viewproxy.com/mcc/2020am/VM. You will be able to vote by following the instructions on the enclosed proxy card or voting instruction form. At the Annual Meeting, you will be asked to:

1.     Elect three directors of the Company, each to serve for a term of three years, or until his or her respective successor is duly elected and qualified;

2.     Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020;

3.     Grant discretionary authority to the board of directors of the Company (the “Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock of 1-20 and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than 60 days after stockholder approval thereof and, if and when the reverse stock split is effected, reduce the number of authorized shares of common stock by the approved reverse stock split ratio; and

4.     Transact such other business that may properly come before the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I, along with other members of the Board and the management of the Company, will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Annual Meeting.    If you are unable to participate in the Annual Meeting during the scheduled time, the Board urges you to complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope provided or authorize your proxy by telephone or through the Internet as described on the enclosed proxy card as soon as possible even if you plan to attend the Annual Meeting.

We look forward to your participation in the Annual Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,
/s/ Brook Taube
Brook Taube
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on JUNE 30, 2020.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2019, are available on the Internet through our website at http://www.medleycapitalcorp.com.

The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:

•        The date and time of the Annual Meeting and instructions to participate in the Annual Meeting via live webcast;

•        A list of the matters intended to be acted on and our recommendations regarding those matters; and

•        Any control/identification numbers that you need to access your proxy card.

If you have questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Alliance Advisors, LLC, the Company’s proxy solicitor, at the address and telephone number listed below.

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
(844) 885-0176

MEDLEY CAPITAL CORPORATION
280 Park Avenue, 6th Floor East
New York, New York 10017
(212) 759-0777

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To be Held on
June 30, 2020, 11:00 A.M., Eastern Time

To the Stockholders of Medley Capital Corporation:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) will be held on Tuesday, June 30, 2020, at 11:00 A.M., Eastern Time. Due to the public health impact of the COVID-19 outbreak and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.viewproxy.com/mcc/2020am/VM. The Annual Meeting will be held, for the following purposes:

1.      To elect three (3) directors of the Company, each to serve for a term of three years, or until his or her respective successor is duly elected and qualified;

2.      To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020;

3.      To grant discretionary authority to the board of directors of the Company (the “Board”) to amend the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock of 1-20 and with the reverse stock split to be effective at such time and date, if at all, as determined by the Board, but not later than 60 days after stockholder approval thereof and, if and when the reverse stock split is effected, reduce the number of authorized shares of common stock by the approved reverse stock split ratio; and

4.      To transact such other business as may properly come before the Annual Meeting.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on May 11, 2020. In order to participate in the Annual Meeting via live webcast, stockholders must register in advance at www.viewproxy.com/mcc/2020am by 11:59 P.M., Eastern Time on June 25, 2020. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide proof of stock ownership during registration. If you hold your shares beneficially through a bank or broker and would like to vote at the Annual Meeting, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting live via the Internet (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via live webcast, including how to demonstrate proof of stock ownership, are posted at www.viewproxy.com/mcc/2020am.

If you are unable to participate in the Annual Meeting during the scheduled time, please sign the enclosed proxy card and return it promptly in the postage-paid return envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. If there are insufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders. Thank you for your support of the Company.

By Order of the Board of Directors,
/s/ Brook Taube
Brook Taube
Chairman of the Board of Directors

New York, New York
May 28, 2020

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the Internet. Even if you vote your shares prior to the Annual Meeting, you still may PARTICIPATE IN the Annual Meeting BY VISITING www.viewproxy.com/mcc/2020am/VM and vote your shares at the time of the Annual Meeting if you wish to change your vote. IN ORDER TO PARTICIPATE IN THE ANNUAL MEETING VIA LIVE WEBCAST, STOCKHOLDERS MUST REGISTER IN ADVANCE AT WWW.VIEWPROXY.COM/MCC/2020AM BY 11:59 P.M., EASTERN TIME ON JUNE 25, 2020.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of common stock on your behalf without your instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed proxy card for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed proxy card.

MEDLEY CAPITAL CORPORATION
280 Park Avenue, 6th Floor East
New York, New York 10017
(212) 759-0777

PROXY STATEMENT
2020 Annual Meeting of Stockholders
To Be Held on June 30, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Medley Capital Corporation (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 30, 2020, at 11:00 A.M., Eastern Time. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.viewproxy.com/mcc/2020am/VM. In order to participate in the Annual Meeting via live webcast, stockholders must register in advance at www.viewproxy.com/mcc/2020am by 11:59 P.M., Eastern Time on June 25, 2020. You will be able to vote by following the instructions on the enclosed proxy card or voting instruction form. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, are first being sent to stockholders on or about May 28, 2020.

We encourage you to vote your shares by participating in the Annual Meeting, by telephone, through the Internet, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or authorize your proxy by telephone or through the Internet, and the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, based upon the recommendation of the Board, the shares covered by the proxy card will be voted FOR the election of each of the nominees as directors, FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019, and FOR the approval of an amendment to our Certificate of Incorporation (the “Proposed Amendment”) to effect a reverse stock split of its common stock of 1-20 (the “Reverse Stock Split”) and, if and when the reverse stock split is effected, reduce the number of authorized shares of common stock by the approved reverse stock split ratio (the “Authorized Share Reduction”).

If you are a “stockholder of record” (i.e., you hold shares directly with the Company or the Company’s transfer agent in your name), you may revoke a proxy at any time by (1) notifying Alliance Advisors, LLC, in writing, (2) submitting a properly executed, later-dated proxy card, or voting via Internet or telephone at a later time or (3) participating in the Annual Meeting and voting your shares at the Annual Meeting. Please send your notification to Alliance Advisors, LLC, Attn: Tabulation Department, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.

Stockholders of record may also vote via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card.

If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of common stock on your behalf without your instructions.

Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed proxy card.

If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote with respect to the election of directors (Proposal I) at the Annual Meeting, but may have discretionary authority to vote on the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm (Proposal II) and the approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction (Proposal III).

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.      To elect three (3) directors of the Company, each to serve for a term of three years, or until his or her respective successor is duly elected and qualified;

2.      To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020;

3.      To approve of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction; and

4.      To transact such other business as may properly come before the Annual Meeting.

Record Date

The record date for the Annual Meeting is the close of business on May 11, 2020 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. As of the Record Date, there were 54,474,211 shares of the Company’s common stock outstanding and entitled to vote.

Quorum and Adjournment

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority of outstanding shares of the Company’s common stock as of the Record Date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting, whether or not a quorum exists. Abstentions will have no effect on the adjournment vote. Abstentions and “broker non-votes” shall not be counted as votes cast on such adjournment and will have no effect on the adjournment vote. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Vote Required

Election of Directors.    The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Under the plurality voting standard, the nominees who receive the largest number of affirmative votes “FOR”, even if less than a majority, are elected to the Board, up to the maximum number of directors to be elected. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” are not considered votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of each of the nominees as directors in accordance with the recommendation of the Board.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm.

Abstentions and “broker non-vote” are not considered votes cast on this proposal and will have no effect on the vote for the proposal. Because brokers may have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may be permitted to vote your shares for this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2020 fiscal year in accordance with the recommendation of the Board.

Approval of the Proposed Amendment to Effect the Reverse Stock Split and the Authorized Share Reduction.    Under the Delaware General Corporation Law (the “DGCL”), the affirmative vote of the holders of a majority of our outstanding shares as of the Record Date is required to adopt and approve the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction. Because adoption and approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction requires a majority of the outstanding shares, an abstention will have the same effect as voting “AGAINST” the proposal. Brokers, banks and other nominees may have discretionary authority to vote on the approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction and therefore no “broker non-votes” are anticipated with respect to this proposal.

If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction in accordance with the recommendation of the Board.

Additional Solicitation.    If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. In addition, the Chairman of the Annual Meeting will have the authority to adjourn the Annual Meeting from time-to-time without notice and without the vote or approval of the stockholders.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has engaged the services of Alliance Advisors, LLC, for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $12,500, plus reimbursement of certain expenses and fees for additional services requested. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, director nominees, or executive officers of the Company and employees of Medley LLC. MCC Advisors LLC, our investment adviser and our administrator (“MCC Advisors”), is a wholly owned subsidiary of Medley LLC, which is controlled by Medley Management Inc. (“MDLY”), a publicly traded asset management firm, which in turn is controlled by Medley Group LLC, an entity wholly owned by the senior professionals of Medley LLC. Medley LLC is located at 280 Park Avenue, 6th Floor East, New York, New York 10017. No additional compensation will be paid to directors or executive officers of the Company or employees of Medley LLC for such services. Under applicable regulations of the Securities and Exchange Commission (the “SEC”), each of directors, director nominees, or executive officers of the Company and/or certain employees of Medley LLC are “participants” in this proxy solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company. The address of all executive officers and directors is c/o Medley Capital Corporation, 280 Park Avenue, 6th Floor East, New York, NY 10017.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)		Percentage of Class(2)
Howard Amster(3)	4,561,785		8.4%
DB Med Investor I LLC(4)	6,966,739		12.8%
Interested Directors
Brook Taube	190,000	(5)	*	%
Seth Taube	177,510	(6)	*	%
Jeff Tonkel	15,000		*	%
Independent Directors
Arthur S. Ainsberg	3,000		*	%
Karin Hirtler-Garvey	3,000		*	%
David A. Lorber	1,674,962	(7)	3.1%
Lowell W. Robinson	—		—
Executive Officers
Richard T. Allorto, Jr.	20,000		*	%
John D. Fredericks	4,000		*	%
All executive officers and directors as a group (9 persons)	2,087,472		3.8%

____________

*        Represents less than one percent.

(1)      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This table assumes the beneficial owners have made no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with respect to the present intent of the beneficial owners of our common stock listed in this table.

(2)      Based on a total of 54,474,211 shares of the Company’s common stock issued and outstanding as of the Record Date.

(3)      Based on information included in the Amendment No. 3 to the Schedule 13D filed by Howard Amster with the SEC on May 18, 2020. These shares are deemed to be beneficially owned by Howard Amster, as a result his personal ownership and in his capacity as the President of Pleasant Lakes Apts. Corp, which is the General Partner of Pleasant Lakes Apts. Limited Partnership, and in his capacity as the trustee of various trusts as listed in the Schedule 13D. The address of Howard Amster is 44 Cocoaunt Row, Suite #B323, Palm Beach, FL 33480.

(4)      Based on information included in the Amendment No. 1 to the Schedule 13G filed by DB Med Investor I LLC, Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund LTD, Drawbridge Special Opportunities GP LLC, Fortress Principal Investment Holdings IV LLC, Drawbridge Special Opportunities Advisors LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., and Fortress Investment Group LLC with the SEC on February 14, 2020. The address of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(5)      The reported shares are held by a trust for the benefit of Brook Taube’s family, for which he serves as a trustee.

(6)      142,510 of the reported shares are held by a trust for the benefit of Seth Taube’s family, for which he serves as a trustee, and 35,000 of the reported shares are held by The Seth and Angie Taube Foundation, Inc., which is a 501(c)(3) charitable organization.

(7)      FrontFour Master Fund, Ltd., an exempted company formed under the laws of the Cayman Islands (“FrontFour Master Fund”), beneficially owns 1,633,248.329 of the reported shares. FrontFour Opportunity Fund, a mutual fund trust formed under the laws of British Columbia, Canada (“FrontFour Opportunity Fund”), beneficially owns 41,714 of the reported shares. Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a managing member and principal owner of FrontFour Capital Group LLC (“FrontFour Capital”), which serves as an investment manager of FrontFour Master Fund, and a principal owner of FrontFour Capital Corp. (“FrontFour Corp.”), which serves as an investment manager to FrontFour Opportunity Fund. David A. Lorber disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director or Nominee	Dollar Range of Equity Securities in the Company(1)(2)
Interested Directors
Brook Taube	over $100,000
Seth Taube	$50,001 – $100,000
Jeff Tonkel	$1 – $10,000
Independent Directors
Arthur S. Ainsberg	$1 – $10,000
Karin Hirtler-Garvey	$1 – $10,000
David A. Lorber	over $100,000
Lowell W. Robinson	None

____________

(1)      The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

(2)      The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $0.54 on the Record Date on the New York Stock Exchange (the “NYSE”). Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

The following table sets forth any direct or indirect interest David A. Lorber may be deemed to have had during the past five years in MDLY’s Class A common stock through certain short positions on the accounts of FrontFour Capital, FrontFour Master Fund, and FrontFour Opportunity Fund. On May 9, 2019, Mr. Lorber informed the Company that, effective as of the date of his appointment to the Board, (i) Mr. Lorber irrevocably relinquished his investment authority with respect to such short positions and (ii) Mr. Lorber waived any direct or indirect pecuniary interest that he had in such short positions, including, without limitation, the opportunity, directly or indirectly, to profit or share in any profit derived from such short positions and (iii) it was agreed that Mr. Lorber shall not have any other economic interest in such short positions, including, without limitation, the obligation, directly or indirectly, to incur or share in any loss derived from such short positions in each case in Mr. Lorber’s capacity as a managing member, principal, owner, partner, investor, officer or employee of FrontFour or otherwise. During the past five years, no other directors whom are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company or their respective “Immediate Family Members” (as such term is defined in the Exchange Act) have any direct or indirect interest, the value of which exceeds $120,000, in MCC Advisors or its affiliates.

Name of Director or Nominee	Name of Owners and Relationships to Director or Nominee	Company	Title of Class	Value of Securities(1)		Percent of Class
Independent Director
David A. Lorber	FrontFour Capital(2)	MDLY	Class A common stock, par value $0.01 per share	$0	(3)	N/A
	Front Four Master Fund(4)	MDLY	Class A common stock, par value $0.01 per share	$96,356	(5)	N/A
	FrontFour Opportunity Fund(5)	MDLY	Class A common stock, par value $0.01 per share	$2,523	(7)	N/A

____________

(1)      The value of securities reflects the market value of the short positions on each of the accounts of FrontFour Capital, FrontFour Master Fund and FrontFour Opportunity Fund, as applicable, with respect to short positions in MDLY’s Class A common stock as of May 8, 2019. As of May 8, 2019, the closing price of MDLY’s Class A common stock was $2.88 on the NYSE.

(2)      Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a managing member and principal owner of FrontFour Capital. FrontFour Capital sold short shares of MDLY’s Class A common stock for separately managed account of which FrontFour Capital served as the investment manager. On behalf of the separately managed accounts, FrontFour Capital sold short shares of MDLY’s Class A common stock for the net trading proceeds of $9,489.58, $6,345.59, $3,080.23, $4,864.06, $2,642.21, and $10,023.89 on December 7, 2018, December 10, 2018, December 11, 2018, December 12, 2018, December 13, 2018, and January 2, 2019, respectively.

(3)      On February 8, 2019, FrontFour Capital ceased to serve as the investment manager of the separately managed accounts and, as a result of the foregoing, David A. Lorber no longer can be deemed to have an indirect interest in MDLY’s Class A common stock through the separately managed accounts.

(4)      Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a managing member and principal owner of FrontFour Capital, which serves as the investment manager of FrontFour Master Fund. FrontFour Master Fund sold short shares of MDLY’s Class A common stock for the net trading proceeds of $46,708.81, $30,996.33, $15,006.05, $23,977.73, $13,149.31, and $19,317.35 on December 7, 2018, December 10, 2018, December 11, 2018, December 12, 2018, December 13, 2018, and January 2, 2019, respectively.

(5)      Each of David A. Lorber, Stephen E. Loukas, and Zachary R. George is a principal owner of FrontFour Corp., which serves as the investment manager of FrontFour Opportunity Fund. FrontFour Opportunity Fund sold short shares of MDLY’s Class A common stock for the net trading proceeds of $1,163.56, $799.42, $359.21, $599.56, $330.83, and $625.57 on December 7, 2018, December 10, 2018, December 11, 2018, December 12, 2018, December 13, 2018, and January 2, 2019, respectively.

PROPOSAL I: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our charter and bylaws, the Board is divided into three classes, designated Class I, Class II, and Class III. At the Annual Meeting, Class III directors shall be elected for a three-year term. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her respective successor is duly elected and qualified.

Brook Taube, Karin Hirtler-Garvey, and Lowell W. Robinson have been nominated for re-election for a three year term expiring in 2023. If elected, Ms. Hirtler-Garvey will continue to serve as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee, the Compensation Committee, and the special committee of independent directors (the “Special Committee”). If elected, Mr. Robinson will continue to serve as a member of the Audit Committee and the Special Committee. Messrs. Taube and Robinson and Ms. Hirtler-Garvey are not being proposed for election pursuant to any agreement or understanding between any of them and the Company or any other person or entity.

Required Vote

The election of a director requires the affirmative vote of a plurality of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” are not considered votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

If a stockholder has delivered its proxy to the Company, and any of the candidates nominated by the Board should decline or be unable to serve as a director, it is intended that the persons named in the proxy will vote for the election of such person as is nominated by the Board as a replacement. The Board may choose a substitute nominee. If any substitute nominee is designated by the Board, we will file a proxy statement supplement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the Company’s proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named in the proxy card will vote for the remaining nominees and substitute nominee chosen by the Board. Each of the persons named below has consented to being named in this Proxy Statement and to serve as a director if elected. Accordingly, the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors in accordance with the recommendation of the Board.

Information about the Director Nominees

The Board has identified certain desired attributes for director nominees. Each of our directors and each director nominee has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and each director nominee also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the Board represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the director nominees for election at the Annual Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

Nominees for Class III Directors — Term Expiring 2020
Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Interested Director
Brook Taube(2), 50	Director; Chairman of the Board; President; and Chief Executive Officer	Class III Director since 2011; Term expires 2020	Co-Chief Executive Officer and Co-Chairman of the board of directors of MDLY; Managing Partner of MCC Advisors and Senior Portfolio Manager of Medley	Director of Sierra Income Corporation, a non-traded business development company, and New Amsterdam Symphony Orchestra

Brook Taube is an “interested person” of the Company as defined in the 1940 Act due to his positions as Chief Executive Officer and President of the Company, Managing Partner of MCC Advisors and Senior Portfolio Manager of the private investment funds managed by Medley since 2007. In addition to serving on the Board, Mr. Brook Taube currently serves on the board of Sierra Income Corporation and on the investment committee for SIC Advisors LLC, the investment adviser to Sierra Income Corporation. Mr. Taube’s intimate knowledge of the business and operations of MCC Advisors, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of another business development company not only gives the Board valuable insight but also positions him well to continue to serve as the Chairman of the Board. Mr. Taube’s positions as Chief Executive Officer of the Company, Managing Partner of MCC Advisors and member of its Investment Committee provides the board with a direct line of communication to, and direct knowledge of the operations of, the Company and MCC Advisors, respectively. Mr. Taube received a B.A. from Harvard University.

We believe that Mr. Taube’s broad and extensive experience in asset and credit management and finance industries and his service as portfolio manager for several Medley affiliates qualify him to serve as a member of the Board.

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Director
Karin Hirtler-Garvey, 63	Director	Class III Director, since 2011; Term expires 2020	Chief Risk Executive Ally Financial Inc. (formerly GMAC) from May 2009 to December 2011; previously, a principal at a real estate development venture

Director of USAA Federal Savings Bank; VA Capital Management; Victory Capital Management; and StarStone. Previously director of ARO Liquidation Inc., the successor company to Aeropostale, Inc.; Aeropostale Inc.; Validus Holdings Ltd.; and Western World Insurance Group

Karin Hirtler-Garvey is not an “interested person” of the Company as defined in the 1940 Act. Ms. Hirtler-Garvey has served as a Director of USAA Federal Savings Bank, a privately held consumer bank, where she has served as the Risk Committee Chair since January 2020, a position she also held from December 2013 and June 2018, and the Chair of the Compliance Special Committee since January 2020, and also served as the Compensation Committee Chair from June 2018 to January 2020. She also has served as a Director of StarStone, a specialty insurance company, since December 2019, a Director of VA Capital Management, a privately held annuities firm, since August 2018, and a Director of Victory Capital Holdings, a publicly traded asset management firm, since October 2014, where she chairs the Audit Committee. Ms. Hirtler-Garvey served as a Director of Western World Insurance Group from December 2006 to June 2019, and chaired the Audit Committee from December 2009 to June 2019, and also served as a Member of its Compensation Committee and Pension Committee from April 2011 to September 2014.

From August 2017 to August 2018, she served as a Director of Validus Holdings Ltd., the publicly-traded parent company of Western World. Ms. Hirtler-Garvey also served on the board of ARO Liquidation Inc., the successor company to Aeropostale, Inc., where she served as the Chairman of the Board of Directors from February 2012 to May 2016. Ms. Hirtler-Garvey served on the board of Aeropostale from August 2005 to April 2018 where she was the lead independent director and served as a member of the Nominating and Corporate Governance Committee and Chairperson of the Audit Committee. From May 2009 to December 2011, Ms. Hirtler-Garvey was the Chief Risk Executive for Ally Financial Inc. From June 2008 to June 2009, Ms. Hirtler-Garvey also served as a Director for Residential Capital LLC, a subsidiary of GMAC. From March 2005 to December 2008, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. From 1995 to 2005, Ms. Hirtler-Garvey held various senior level management positions at Bank of America, including Chief Operating Officer, Global Markets, President of Trust and Credit Banking Products, and Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a C.P.A.

We believe that Ms. Hirtler-Garvey’s tenure in the financial services industry and extensive experience in senior management positions support her appointment to our Board.

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director Nominee During Past 5 Years
Independent Director
Lowell W. Robinson, 71	Director	Class III Director, since 2019; Term expires 2020	See “Other Directorships Held by Director During Past 5 Years”

Director of Aratana Therapeutics, Inc.; EVINE Live Inc. (formerly ShopHQ); SITO Mobile, Ltd.; Higher One Holdings, Inc.; Support.com, Inc.; The Jones Group, Inc.; the New York Academy of Science; The Council for Economic Education; and The Metropolitan Opera Guild

Lowell W. Robinson is an experienced executive with over thirty years of senior global strategic, financial, M&A, operational, turnaround and governance experience. From 2007 through 2009, Mr. Lowell served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc. (formerly NASDAQ:MIVA), an online advertising network, after initially joining the company in 2006 as its Chief Financial Officer and Chief Administrative Officer. Prior to that, Mr. Robinson served as the President of LWR Advisors, LLC, a strategic and financial consulting services firm, from 2002 to 2006. Previously, from 2000 to 2002, he served as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com Ltd. (formerly NASDAQ:HOTJ), an online recruiting and job search engine that was sold to Yahoo! Inc. Mr. Robinson was the Chief Financial Officer and Chief Administrative Officer at PRT Group Inc. (formerly NASDAQ:PRTG), a software and IT services company that he helped take public, from 1997 through 1999. Mr. Robinson also previously held senior financial positions as Executive Vice President, Chief Financial Officer, and Chief Administrative Officer at Advo, Inc. (formerly NYSE:AD), a direct-mail and marketing services company (1994 to 1997), Citigroup Inc. (NYSE:C), a multinational diversified financial services corporation (1986 to 1993), Uncle Bens Inc., a leading marketer of rice and a subsidiary of Mars, Incorporated (1983 to 1986), and Kraft Foods Inc. (formerly NYSE:KFT), at the time one of the world’s largest food companies (1973 to 1983). He previously served as a director of each of Aratana Therapeutics, Inc. (NASDAQ: PETX), a commercial-stage biopharma company focused on pet products (May 2018 to July 2019), EVINE Live Inc. (NASDAQ:EVLV) (f/k/a ShopHQ), a digital omnichannel home shopping network (March 2014 to June 2018), SITO Mobile, Ltd. (NASDAQ:SITO), a leading mobile engagement platform provider (April 2017 to June 2017), Higher One Holdings, Inc. (formerly NYSE:ONE), a financial technology company focused on providing cost-saving solutions (June 2014 to August 2016), Support.com, Inc. (NASDAQ:SPRT), a leading provider of cloud-based software and services (March 2016 to June 2016), The Jones Group, Inc. (formerly NYSE:JNY), an American designer, marketer and wholesaler of branded clothing, shoes and accessories (2005 to April 2014), and International Wire Group, Inc. (OTCMKTS:ITWG), a manufacturer and marketer of wire products (2003 to 2009). Mr. Robinson’s prior board experience also includes serving as a director of each of Independent Wireless One Corp., Diversified Investment Advisors Inc. and Edison Schools Inc. Since September 2018, Mr. Robinson has served on the board of directors of The New York Academy of Science, a not-for-profit organization dedicated to driving innovative solutions to society’s challenges by advancing scientific research, education and policy. He previously was on the boards of The Council for Economic Education, The Metropolitan Opera Guild, the Smithsonian Libraries and the University of Wisconsin School of Business, where he currently is on the Advisory Board for its Department of Economics. Mr. Robinson earned his M.B.A. from Harvard Business School and B.A. in Economics from the University of Wisconsin.

Mr. Robinson’s broad diversified expertise in various industries, including corporate finance, M&A and turnaround experience, as well as his experience serving as a director of numerous public companies makes him well qualified to serve on our Board.

(1)    The business address of the director nominees is c/o Medley Capital Corporation, 280 Park Avenue, 6th Floor East, New York, NY 10017.

(2)    Brook Taube, the Company’s Chairman of the Board and Chief Executive Officer of the Company, and Seth, a director of the Board, are brothers.

Director Independence

In accordance with rules of the NYSE, our Board annually determines each director’s independence. We do not consider a director independent unless the Board has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee of any change in circumstance that may cause his or her status as an independent director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Special Committee to independent directors.

In order to evaluate the materiality of any such relationship, the board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that business development companies, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of Arthur Ainsberg, Karin Hirtler-Garvey, David A. Lorber, and Lowell W. Robinson is independent, has no material relationship with the Company and is a not an interested person of the Company as defined in Section 2(a)(19) of the 1940 Act. Brook Taube and Seth Taube are interested persons of the Company due to their positions as members of management of MCC Advisors. Jeff Tonkel is an interested person of the Company due to his position as a senior advisor to the Medley platform.

Board Leadership Structure

Our Board monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, our Board approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under the Company’s bylaws, our Board may designate a Chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the Chairman of the Board should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of the Company and its stockholders at such times.

Presently, Brook Taube serves as the Chairman of the Board. Brook Taube is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company because he is Chief Executive Officer and President of the Company, serves on the Investment Committee and is the Managing Member of MCC Advisors. We believe that Mr. Taube’s history with the Company, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the Chairman of our Board. We believe that the Company is best served through this existing leadership structure, as Mr. Taube’s relationship with MCC Advisors, the Company’s current investment adviser, provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.

The currently designated lead independent director of our Board is Arthur Ainsberg. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Special Committee comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures. In addition, our independent directors are advised by independent counsel.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board of Directors’ Role in Risk Oversight

Our Board performs its risk oversight function primarily through (a) its three standing committees, which report to the entire Board and are comprised solely of independent directors, and (b) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee and the Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board a set of corporate governance principles, and overseeing the evaluation of the Board and our management.

Our Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Every quarter, the Board reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and its service providers. The Chief Compliance Officer’s quarterly report addresses the following: (a) the operation of the compliance policies and procedures of the Company and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s quarterly review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.

We believe that our Board’s role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% (or 150% if, pursuant to the 1940 Act, certain requirements are met) immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets” and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Committees of the Board of Directors

An Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and a Special Committee have been established by the Board. During the fiscal year ended 2019, our Board held thirty-seven board meetings, six Audit Committee meetings, seven Nominating and Corporate Governance Committee meetings, one Compensation Committee meeting, and fifty-five Special Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve during fiscal year end 2019. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee.    The Audit Committee operates pursuant to a charter approved by the Board, a copy of which is available on our website at http://www.medleycapitalcorp.com. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Company, reviewing with such independent registered public accounting firm the planning, scope and results of its audit of the Company’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing the Company’s annual financial statements and periodic filings and receiving the Company’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to the Board regarding the valuation of our investments. The Audit Committee is responsible for aiding the Board in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and the Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of these securities. The Audit Committee is currently composed of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is independent as set forth in the NYSE Listed Company Manual and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Karin Hirtler-Garvey serves as Chair of the Audit Committee. The Board has determined that each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Each of Karin Hirtler-Garvey, Arthur S. Ainsberg, and Lowell W. Robinson meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee operates pursuant to a charter approved by the Board, a copy of which is available on our website at http://www.medleycapitalcorp.com. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee thereof, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•        are of high character and integrity;

•        are accomplished in their respective fields, with superior credentials and recognition;

•        have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•        have sufficient time available to devote to the affairs of the Company;

•        are able to work with the other members of the Board and contribute to the success of the Company;

•        can represent the long-term interests of the Company’s stockholders as a whole; and

•        are selected such that with the other members of the Board represent a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves the needs of the Company and the interest of its stockholders. The Nominating and Corporate Governance Committee is currently composed of Arthur S. Ainsberg, Karin Hirtler-Garvey, and David A. Lorber, each of whom is independent as set forth in the NYSE Listed Company Manual and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Mr. Ainsberg serves as Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee.    The Compensation Committee operates pursuant to a charter approved by the Board, a copy of which is available on our website at http://www.medleycapitalcorp.com. The Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer and the Company’s Chief Compliance Officer and their respective staffs. As discussed below, none of our executive officers are compensated by the Company. The Compensation Committee is currently composed of Karin Hirtler-Garvey, Arthur S. Ainsberg, and David A. Lorber, each of whom is independent as set forth in the NYSE Listed Company Manual and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Ms. Hirtler-Garvey serves as the Chair of the Compensation Committee.

Special Committee.    The Special Committee was granted the authority to, among other things, evaluate and review the terms and conditions of the proposed mergers of the Company, Sierra Income Corporation, and Medley Management Inc. (the “Mergers”) or any alternative thereto and determine whether the Mergers or any alternative thereto is advisable and is fair to, and in the best interests of, the Company and its stockholders (or any subset of its stockholders that the Special Committee determines to be appropriate). The Special Committee has the authority to select and retain, in its sole discretion, any advisors that they deem appropriate, including their own independent financial and legal advisors. The Special Committee is currently composed of Arthur S. Ainsberg, Karin Hirtler-Garvey, David A. Lorber, and Lowell W. Robinson, each of whom is independent as set forth in the NYSE Listed Company Manual and is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. Mr. Lorber serves as the Chair of the Special Committee. Messrs. Mack and Lerdal had been members of the Special Committee prior to their resignation from the Board, effective as of March 18, 2019.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Board by sending their communications to Investor Relations, c/o Medley Capital Corporation, 280 Park Avenue, 6th Floor East, New York, NY 10017. All stockholder communications received in this manner will be delivered to one or more members of the Board.

Code of Ethics and Practice and Policies Regarding Personal Trading and Hedging of Company Securities

The Company has adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company. The Company’s Code of Ethics can be accessed via our website at http://www.medleycapitalcorp.com. The Company intends to disclose any amendments to or waivers from any required provision of the Code of Ethics on Form 8-K.

The Company has established a policy designed to prohibit our executive, officers, directors, and certain employees of MCC Advisors from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics, which is jointly adopted by the Company and MCC Advisors, establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions. The Code of Ethics generally does not permit investments by officers, directors, employees and access persons in securities that may be purchased or held by us.

In addition, under the Code of Ethics, no employee of MCC Advisors, which includes the Company’s executive officers, together with their immediate family members, may engage in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Company’s Chief Compliance Officer. The Company’s directors must also receive pre-clearance approval before trading in the Company’s securities, pursuant to the Code of Ethics. Moreover, officers and directors of the Company and employees of MCC Advisors are prohibited from engaging in hedging transactions with respect to the Company’s securities, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Term of the Investment Management Agreement

As previously disclosed, on January 15, 2020, the Board, including all of the independent directors, approved the renewal of the investment management agreement between the Company and MCC Advisors (the “Investment Management Agreement”) through the later of April 1, 2020 or so long as the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019 (the “Amended MCC Merger Agreement”), between the Company and Sierra Income Corporation (“Sierra”) was in effect, but no longer than a year; provided that, if the Amended MCC Merger Agreement was terminated by Sierra, then the termination of the Investment Management Agreement would be effective on the 30th day following receipt of Sierra’s notice of termination to the Company.

On May 1, 2020, the Company received a notice of termination of the Amended MCC Merger Agreement from Sierra. Under the Amended MCC Merger Agreement, either party was permitted, subject to certain conditions, to terminate the Amended MCC Merger Agreement if the merger was not consummated by March 31, 2020. Sierra elected to do so on May 1, 2020.

As result of the termination by Sierra of the Amended MCC Merger Agreement on May 1, 2020, the Investment Management Agreement would have been terminated effective as of May 31, 2020. However, on May 21, 2020, the Board, including all of the independent directors, extended the term of the Investment Management Agreement through the end of the current quarter, June 30, 2020.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2020 FISCAL YEAR

The Audit Committee and the independent directors of the Board have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020, subject to ratification or rejection by the stockholders of the Company.

Ernst& Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The following table (in thousands) displays fees for professional services by Ernst & Young LLP for the fiscal years ended September 30, 2019 and 2018:

	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018
Audit Fees	$985	$1,106
Audit Related Fees	—	—
Tax Fees	89	88
All Other Fees	—	—
	$1,074	$1,194

Audit Fees:    Audit fees include fees for services that normally would be provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and that generally only an independent registered public accounting firm can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees:    Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees:    Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state and local tax compliance.

All Other Fees:    Other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee is composed of Karin Hirtler-Garvey, the Chair, Arthur S. Ainsberg, and Lowell W. Robinson, each of whom is an independent director.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the PCAOB, and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included results of Ernst & Young LLP’s audits, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting and as required by PCAOB Auditing Standard AS1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by PCAOB Rule 3520 (Auditor Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audits and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Ernst & Young LLP for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended September 30, 2019, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019, for filing with the SEC. The Audit Committee also recommended the selection of Ernst& Young LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2020.

Respectfully Submitted,

The Audit Committee

Karin Hirtler-Garvey, the Chair

Arthur S. Ainsberg

Lowell W. Robinson

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our common stock as of the Record Date present or represented by proxy at the Annual Meeting is required to approve this proposal. Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2020. Abstentions and “broker non-vote” are not considered votes cast on this proposal and will have no effect on the vote for the proposal. Because brokers may have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may be permitted to vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020.

If you validly sign and return but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2020 fiscal year in accordance with the recommendation of the Board.

PROPOSAL III: APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION

General

The Company is asking stockholders to adopt and approve the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction. The Board has unanimously approved and declared advisable the Proposed Amendment, and recommends that our stockholders adopt and approve the Proposed Amendment. The foregoing description of the Proposed Amendment is a summary and is subject to the full text of the Proposed Amendment, which is attached to this Proxy Statement as Annex A.

If stockholders approve this proposal, the Board will cause the Certificate of Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split and the Authorized Share Reduction would be in the best interests of the Company and its stockholders. The Reverse Stock Split and Authorized Share Reduction could become effective as soon as the business day immediately following the Annual Meeting. The Board also may determine in its discretion not to effect the Reverse Stock Split and the Authorized Share Reduction and not to file the Certificate of Amendment. The Company will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split or the Authorized Share Reduction.

As of the Record Date, 54,474,211 shares of our common stock were issued and outstanding. Based on the number of shares of common stock issued and outstanding as of the Record Date, immediately following the Reverse Stock Split of 1-20, the Company would have approximately 2,723,711 shares of common stock issued and outstanding, as illustrated in the table under the caption “— Effects of the Reverse Stock Split and the Authorized Share Reduction — Effect on Shares of Common Stock.”

The Proposed Amendment will result in a reduction of the total number of shares of the Company’s common stock that the Company is authorized to issue by the Reverse Stock Split ratio. As of the Record Date, 100,000,000 shares of our common stock are authorized. Based on the number of shares of common stock authorized as of the Record Date, immediately following the Reverse Stock Split of 1-20, the Company would have approximately 5,000,000 authorized shares, as illustrated in the table under the caption “— Effects of the Reverse Stock Split and the Authorized Share Reduction — Effect on Shares of Common Stock.”

All holders of the Company’s common stock will be affected proportionately by the Reverse Stock Split and the Authorized Share Reduction.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “— Effects of the Reverse Stock Split and the Authorized Share Reduction — Reduction in Stated Capital”).

Reasons for the Reverse Stock Split and the Authorized Share Reduction

Reverse Stock Split.    The Board has determined that it is in the best interests of the Company and its stockholders to effect a Reverse Stock Split of 1-20 in order to reduce the number of shares of common stock outstanding. The Board authorized the Reverse Stock Split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to meet the NYSE’s price criteria for continued listing on the NYSE. Our common stock is publicly traded and listed on the NYSE under the symbol “MCC.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

On April 10, 2020, the Company received written notice (the “Notice”) from the NYSE that the average closing price of the Company’s common stock over the prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). The Company considered all available options in order to regain compliance with the requirements of Section 802.01C. Based upon its review, the Board determined to propose a reverse stock split for stockholder approval. On April 15, 2020, the Company notified the NYSE of its receipt of the Notice and its intention to cure the share price non-compliance through a reverse stock split. A delisting of our common stock from the NYSE would negatively impact us because it could: (i) reduce the liquidity and market price of our common stock; (ii) reduce the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; and (iii) limit our ability offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets. We may not be able to meet the minimum share price requirement of Section 802.01C unless we effect the Reverse Stock Split. The Company has until December 19, 2020 to regain compliance with the minimum share price requirement. If stockholder approval is required to cure the share price non-compliance, as is the case to effectuate a reverse stock split, the Company must obtain stockholder approval no later than the Annual Meeting and promptly implement the action thereafter. The Company can regain compliance if, on the last trading day of any calendar month during the cure period, our common stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month. If the Company effectuates the Reverse Stock Split, it will regain compliance with Section 802.01C if the Company’s price per share promptly exceeds $1.00 per share, and remains above that level for at least the following 30 trading days.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split by increasing our stock price will make our common stock more attractive to a broader range of investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current trading prices of our common stock can result in individual stockholders paying transaction costs that are a higher percentage of the value of the transaction than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split, when effected, will make our common stock a more attractive and cost-effective investment for many investors.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will produce the intended results described above, that the market price of our common stock will increase following implementation of the Reverse Stock Split or that the market price of our common stock will not decrease in the future.

We believe that a Reverse Stock Split will also provide the Company and its stockholders with other benefits. Currently, the fees we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the SEC to register securities for issuance, our annual franchise tax payable to the State of Delaware, and the costs of our proxy solicitations are based on or related to the number of shares being held, cleared or registered, as applicable. As a result, reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of such fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Authorized Share Reduction.    As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction and the Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced by a corresponding ratio.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.    We expect that the Reverse Stock Split will increase the per share market price of our common stock. However, the effect of the Reverse Stock Split on the per share market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share market price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We cannot assure you that we will regain and continue in compliance with the continued listing standards of the NYSE.    Even if our stockholders adopt and approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will regain compliance with the NYSE continued listing standards and/or continue to meet the NYSE continued listing criteria.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.    The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share market price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lot” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing the marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The Effective Time will be determined at the discretion of the Board, and may occur as soon as the business day immediately following the Annual Meeting, assuming the stockholders approve the Proposed Amendment. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to receive a cash payment (without interest and subject to backup withholding and applicable withholding taxes) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to the transfer agent for the Common Stock, as agent, for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, if any, the transfer agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the Effective Time, if approved by stockholders and implemented by the Board, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split and the Authorized Share Reduction will be to proportionately decrease the number of outstanding shares of our common stock based on the Reverse Stock Split ratio of 1-20.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of the Record Date, relating to our outstanding common stock based on the Range of the Reverse Stock Split ratio and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split and the Authorized Share Reduction are implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding
Pre-Reverse Stock Split	100,000,000	54,474,211
Post-Reverse Stock Split of 1-20	5,000,000	2,723,711

Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

After the effective date of the Reverse Stock Split that the Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol “MCC”, although it will be considered a new listing with a new CUSIP number.

Effect on Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of 100,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are outstanding, and 100,000,000 shares of common stock. The Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Par Value

The Proposed Amendment will not affect the par value of our common stock, which will remain at $0.001.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio of 1-20, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

As a result of the Reverse Stock Split, certain stockholders may no longer have any equity interest in the Company. Because no fractional shares will be issued, holders of common stock could be eliminated in the event that the Reverse Stock Split is implemented. However, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry or Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of the Company’s common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Exchange of Shares Held in Certificate Form

Stockholders should not destroy any stock certificates. If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer & Trust Company, LLC, as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your stock certificates to the transfer agent and exchange them for shares of common stock held in book-entry form through the Depository Trust Company’s Direct Registration System. After the Effective Time, any shares of common stock you hold in certificate form representing pre-split shares of common stock cannot be traded for value, other than in accordance with the exchange procedures described above, and cannot be used for either transfers or deliveries of your shares to other persons. Accordingly, you must exchange your stock certificates for shares held in book-entry form in order to trade your shares for value or to effect transfers or deliveries of your shares after the Reverse Stock Split. Until surrendered, we will deem outstanding pre-split stock certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

As soon as practicable after the surrender to the transfer agent of any stock certificates, together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will adjust its records to reflect that the shares of common stock represented by such stock certificates are held in book-entry form in the name of such person.

DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY OR OUR TRANSFER AGENT NOW. YOU MUST SEND THEM TO THE TRANSFER AGENT ONLY AFTER YOU RECEIVE THE TRANSMITTAL LETTER FROM THE TRANSFER AGENT.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No executive officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to our stockholders for U.S. federal income tax purposes. It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this Proxy Statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) brokers or dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; (xi) U.S. expatriates and former citizens or long-term residents of the U.S.; (xii) governmental entities; (xiii) tax-qualified retirement plans or pension plans; (xiv) U.S. Holders who actually or constructively own 10% or more of our voting stock; or (xv) U.S. Holders that do not hold our common stock as capital assets. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income. Furthermore, the following discussion does not address any tax consequences of transactions occurring before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are undertaken in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

Tax Treatment of the Reverse Stock Split.    The Board intends for the Reverse Stock Split to be treated as a “recapitalization” pursuant to section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, although no assurances are provided in this regard. The remainder of this discussion assumes that the Reverse Stock Split will qualify as a “recapitalization.”

Taxation of the Company.    The Company will not recognize gain or loss as a result of the Reverse Stock Split.

Taxation of U.S. Holders.    A U.S. Holder generally should not recognize gain or loss as result of the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. If the shares of our common stock surrendered by a U.S. Holder pursuant to the Reverse Stock Split constitute capital assets in the hands of such U.S. Holder as of the Effective Time, then the shares of our common stock received by such U.S. Holder pursuant to the Reverse Stock Split should also be capital assets in the hands of such U.S. Holder immediately after the Effective Time.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of our common stock surrendered exceeded one year at the Effective Time; otherwise, such capital gain or loss will be short-term capital gain or loss. U.S. Holders should consult their owns tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split.

A U.S. Holder may be subject to information reporting and backup withholding on cash received in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split. A U.S. Holder will be subject to backup withholding unless such U.S. Holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemptions from backup withholding and the procedures for obtaining such exemptions.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of our common stock in light of such holder’s unique tax situation. Accordingly, we urge all holders of our common stock to consult with their own tax advisors with respect to all of the potential U.S. federal, state, local and foreign tax consequences to such holders from the Reverse Stock Split.

Required Vote

Under the DGCL, the affirmative vote of the holders of a majority of our outstanding shares as of the Record Date is required to adopt and approve the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction. Because adoption and approval of the Amended Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction requires a majority of the outstanding shares, an abstention will have the same effect as voting “AGAINST” the proposal. Brokers, banks and other nominees may have discretionary authority to vote on the approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction and therefore no “broker non-votes” are anticipated with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the Proposed Amendment to effect the Reverse Stock Split and the Authorized Share Reduction in accordance with the recommendation of the Board.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in this Proxy Statement or presentation at the Annual Meeting unless certain securities law requirements are met.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at Medley Capital Corporation, 280 Park Avenue, 6th Floor East, New York, NY 10017, by telephone at (212) 759-0777, or on our website at http://www.medleycapitalcorp.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting, if any, must be submitted to us as set forth below.

The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met. The Company expects that the 2021 Annual Meeting of Stockholders will be held in June 2021, but the exact date, time, and location of that meeting have yet to be determined. If the 2021 Annual Meeting of Stockholders is held within thirty (30) days from the first anniversary of the Annual Meeting, a stockholder who intends to present a proposal in the Company’s proxy statement for that annual meeting, including the nomination of a director, must submit the proposal in writing to Richard T. Allorto, Jr., Secretary, Medley Capital Corporation, at its address of 280 Park Avenue, 6th Floor East, New York, NY 10017, and the proposal should be received by the Company between November 29, 2020 and 5:00 p.m. Eastern Time on January 28, 2021. In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Annual Meeting, a timely notice by the stockholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to that annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of that annual meeting is first made. If the stockholder is not seeking inclusion of a proposal in the Company’s proxy statement for that annual meeting, assuming that the 2021 Annual Meeting of Stockholders is held on the same date as the Annual Meeting, timely notice consists of the stockholder’s notice delivered to or mailed and received at the Company’s address by April 1, 2021 (i.e., ninety (90) days prior to the date of 2021 Annual Meeting of Stockholders). The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

John D. Fredericks, Chief Compliance Officer

Medley Capital Corporation

280 Park Avenue, 6th Floor East

New York, New York 10017

The Audit Committee Chair may be contacted at:

Karin Hirtler-Garvey, Audit Committee Chair

Medley Capital Corporation

280 Park Avenue, 6th Floor East

New York, New York 10017

You are kindly requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2019, are available at www.medleycapitalcorp.com. Instead of receiving future copies of the proxy statement and Annual Report on Form 10-K by mail, you may, by following the applicable procedures described below, elect to receive these documents electronically, in which case you will receive an e-mail with a link to these documents.

Stockholders of Record:    You may elect to receive proxy materials electronically next year in place of printed materials by logging on to www.AALvote.com/MCC and entering your control number, which you can locate on the accompanying proxy card. By doing so, you will save the Company printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the Annual Report on Form 10-K, proxy statement and voting form when they become available.

Beneficial Stockholders:    If you hold your shares through a broker, bank or other holder of record, you may also have the opportunity to receive copies of the Proxy Statement and Annual Report on Form 10-K electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service or contact the broker, bank or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations at 212-759-0777 or by sending an e-mail to sam.anderson@mdly.com.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are a stockholder of record and share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Alliance Advisors, LLC by calling (844) 885-0176 or by writing to Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Similarly, if you are a stockholder of record, you may also contact Alliance Advisors, LLC if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,
/s/ Brook Taube
Brook Taube
Chairman of the Board

New York, New York

May 28, 2020

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law, or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our stockholders to employees of our investment adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

Annex A

Certificate of AMENDMENT

to the

Certificate of Incorporation

Of

Medley Capital Corporation

______________________________

Pursuant to Section 228 and 242 of

the General Corporation Law of the

State of Delaware

______________________________

Medley Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each twenty (20) shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Certificated Shares (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Certificated Shares”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Certificated Shares shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Upon the Effective Time, Section 4.1 of Article IV of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

4.1    Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred and five million (105,000,000) shares, consisting of five million (5,000,000) shares of common stock with a par value of one one-thousandth of a dollar ($0.001) per share (the “Common Stock”) and one hundred million (100,000,000) shares of Preferred Stock with a par value of one one-thousandth of a dollar ($0.001) per share (the “Preferred Stock”).

THIRD: This Certificate of Amendment shall become effective as of [        ], 2020 at [        ] [A.M/P.M.].

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. The annual meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [        ], 2020, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

A-1

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [        ] day of the [        ], 2020.

MEDLEY CAPITAL CORPORATION
By:
Name:
Title:

A-2